Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use of our report dated March 31, 2022 on the consolidated statement of financial position of Korth Direct Mortgage, Inc. as of December 31, 2021, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 2021, included herein on the annual report of Korth Direct Mortgage, Inc. on Form 10-K.

/s/ Berkowitz Pollack Brant, Advisors + CPAs

West Palm Beach, FL

March 31, 2022